UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Information

Item 8.01 Other Information

On October 21, 2019, TSR, Inc. (“TSR” or the “Company”) entered into a Memorandum of Understanding (“MOU”) with plaintiff Susan Paskowitz providing for the settlement of the previously disclosed lawsuit filed by Ms. Paskowitz on October 11, 2018 in the Supreme Court of the State of New York, Queens County, against the Company, Joseph F. Hughes and Winifred M. Hughes, certain current and former directors of the Company and TSR stockholders Zeff Capital, L.P. (“Zeff”), QAR Industries, Inc. (“QAR”) and Fintech Consulting LLC (“Fintech”, and together with Zeff and QAR, the “Investor Parties”) (the “Settlement”).

The Settlement will resolve the claims by Ms. Paskowitz that (1) the members of the Board named in the original complaint allegedly breached their fiduciary duties by failing to immediately adopt a rights plan that would have prevented the sale by Joseph F. and Winifred M. Hughes of an aggregate of 819,491 shares of the Company’s common stock to the Investor Parties; (2) the members of the Board named in the amended complaint allegedly breached their fiduciary duties and failed to adopt proper corporate governance practices; and (3) the Investor Parties acted as “partners” and constituted a “group” in their purchase of shares from Joseph and Winifred Hughes and knowingly disseminated false or misleading public statements concerning their status as a group.

Pursuant to the terms of the MOU, TSR will (i) implement certain corporate governance reforms described in the MOU within 30 days of a final order and judgment entered by the Court, and keep these corporate governance reforms in place for five (5) years from the time of the final order and judgment; and (ii) acknowledge that plaintiff Ms. Paskowitz and her counsel provided a substantial benefit to the Company and its shareholders through the prosecution of the New York State Supreme Court action and other related actions filed by Ms. Paskowitz, as previously disclosed.

Under the terms of the MOU, plaintiff Ms. Paskowitz is required to notify the Court of the MOU, request leave to present the Settlement for preliminary approval and request a date for a final hearing on the approval of the Settlement and plaintiff’s application for an award of counsel fees and the reimbursement of expenses. The parties will attempt in good faith to agree promptly upon an appropriate stipulation of settlement (the “Stipulation”) and related documents to be filed with the Court, which will not contain any admission of liability, wrongdoing or responsibility by any of the parties and will provide that upon final approval of the Settlement, the action will be dismissed with prejudice, with mutual releases by all parties. Among other matters, the Stipulation will provide that the Company or its insurance carriers will be responsible for the payment to plaintiff’s counsel of attorneys’ fees and the reimbursement of expenses as awarded by the court. The Settlement is subject to Court approval and there can be no assurance that the Settlement will be approved or as to the ultimate outcome of the action. On October 24, 2019, Ms. Paskowitz filed a joint motion to stay the Queens County lawsuit pending the parties’ negotiation of a Settlement.

The MOU is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits

(d)	Exhibit No.	Description
	99.1	Memorandum of Understanding, dated October 21, 2019

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s obtaining of final Court approval of the Settlement, as well as the other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President, Chief Financial Officer and Secretary

Date: October 25, 2019

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